UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 19, 2016

TALON INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13669	95-4654481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank Blvd., Suite 270

Woodland Hills, California     91367

(Address of Principal Executive Offices)     (Zip Code)

(818) 444-4100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures under Item 5.02 are incorporated herein by reference to the extent required.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer and Secretary

On July 19, 2016, Nancy Agger-Nielsen resigned both as Chief Financial Officer and Secretary of Talon International, Inc. (“Talon”). In connection with Ms. Agger-Nielsen’s resignation, we entered into a consulting agreement with Ms. Agger-Nielsen (the “Consulting Agreement”).

The Consulting Agreement requires that Ms. Agger-Nielsen provide us with certain transition services through November 19, 2016, and that she comply with certain covenants regarding confidentiality and proprietary information. Pursuant to the Consulting Agreement, Ms. Agger-Nielsen will receive (i) four months of her annual base salary and (ii) reimbursement of up to $1,500 per month of COBRA premiums during the term of the Consulting Agreement. The Consulting Agreement also requires Ms. Agger-Nielsen to enter into a separation terms and general release agreement with us.

The foregoing summary of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Appointment of Interim Chief Financial Officer

On July 22, 2016, Larry Dyne, our Chief Executive Officer, was appointed as our Interim Chief Financial Officer, with such position being vacant.

Appointment of Chief Strategy Officer and Secretary

Effective July 19, 2016, Daniel Ryu, 49, was appointed as our Chief Strategy Officer. Mr. Ryu also was appointed Secretary of the Corporation on July 22, 2016.

Mr. Ryu has over 25 years of experience in business operations, leadership and strategic planning. Most recently, Mr. Ryu served as Chief Operating Officer of Fanatics, Inc., an online retailer of licensed sports apparel and merchandise, from 2013 until July 2016. Previously, from 2010 to 2013, Mr. Ryu was Head of Operations and Planning at Oakley, Inc., a wholly owned subsidiary of Luxottica Group SpA (NYSE: LUX) and a global provider of apparel, footwear and fashion accessories. He holds a Bachelor of Science degree in Managerial Science and a Master of Science degree in Management, both from the Massachusetts Institute of Technology.

In connection with Mr. Ryu’s appointment, we entered into an employment agreement with Mr. Ryu, pursuant to which we will pay him an annual base salary of $295,000. Additionally, Mr. Ryu will be eligible to receive an annual bonus based upon his achievement of performance objectives established by Talon’s board for each fiscal year. The annual bonus target will be 50% of base salary. Mr. Ryu will receive a grant of 200,000 stock options, with 25% of such options vesting after one year of service and the balance of the options vesting on a pro-rata basis each month over the subsequent three years. If we terminate Mr. Ryu, he may be eligible to receive severance according to the following schedule: four months’ base salary after 90 days of employment, plus an additional two months’ base salary for every year of employment, with a maximum severance of 12 months’ base salary.

The foregoing description of Mr. Ryu’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

There are no understandings or arrangements between Mr. Ryu and any other person pursuant to which Mr. Ryu was selected as Chief Strategy Officer. Mr. Ryu does not have any family relationship with any director, executive officer or person nominated or chosen by our board of directors to become an executive officer.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Consulting Agreement, dated as of July 19, 2016, between the Registrant and Nancy Agger-Nielsen.

10.2	Employee Offer Letter, dated as of July 5, 2016, between the Registrant and Daniel Ryu.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.

Date: July 25, 2016	By:	/s/ Larry Dyne
Larry Dyne,
Chief Financial Officer

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